Morgan Stanley Universal Institutional Funds,
Inc. - Emerging Markets Debt Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:  Corporacion Financiera
de Desarrol 5.250% due 7/15/2029
Purchase/Trade Date:	 7/8/2014
Offering Price of Shares: $99.866
Total Amount of Offering: $300,000,000
Amount Purchased by Fund: $698,000
Percentage of Offering Purchased by Fund:
0.233
Percentage of Fund's Total Assets: 0.24
Brokers:  Citigroup Global Markets Inc.,
Morgan Stanley & Co. LLC, Standard Chartered
Bank
Purchased from: Citibank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Elementia SA 5.500%
due 11/15/2025
Purchase/Trade Date:	 11/20/2014
Offering Price of Shares: $98.087
Total Amount of Offering: $425,000,000
Amount Purchased by Fund: $800,000
Percentage of Offering Purchased by Fund:
0.188
Percentage of Fund's Total Assets: 0.30
Brokers:  Credit Suisse Securities, (USA) LLC,
Morgan Stanley & Co. LLC, Citigroup Global
Markets Inc., HSBC Securities (USA) Inc.,
Santander Investment Securities Inc.
Purchased from: Credit Suisse
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.